                                                                    EXHIBIT 10.3

                          PLEDGE AND SECURITY AGREEMENT

                           DATED AS OF AUGUST 22, 2002

                                      AMONG

                          ORBITAL SCIENCES CORPORATION

                          ORBITAL INTERNATIONAL, INC.,

                                   AS DEBTORS

                                       AND

                                U.S. BANK, N.A.,
                                AS SECURED PARTY


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                                TABLE OF CONTENTS

                                                                                                          PAGE
1.       DEFINITIONS                                                                                        1
         1.1      GENERAL DEFINITIONS...................................................................    1
         1.2      DEFINITIONS; INTERPRETATION...........................................................    6

2.       GRANT OF SECURITY                                                                                  7
         2.1      GRANT OF SECURITY.....................................................................    7
         2.2      CERTAIN LIMITED EXCLUSIONS............................................................    8
         2.3      INTERCREDITOR AGREEMENT...............................................................    8

3.       SECURITY FOR OBLIGATIONS.                                                                          8
         3.1      SECURITY FOR OBLIGATIONS..............................................................    8
         3.2      OBLIGATIONS REMAIN....................................................................    8

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.                                                      9
         4.1      GENERALLY.............................................................................    9
         4.2      EQUIPMENT AND INVENTORY...............................................................   12
         4.3      ACCOUNTS..............................................................................   12
         4.4      INVESTMENT PROPERTY...................................................................   13
         4.5      INTELLECTUAL PROPERTY.................................................................   18
         4.6      COMMERCIAL TORT CLAIMS................................................................   21

5.       FURTHER ASSURANCES; ADDITIONAL DEBTORS.                                                           21
         5.1      FURTHER ASSURANCES....................................................................   21
         5.2      ADDITIONAL DEBTORS....................................................................   23

6.       ATTORNEY-IN-FACT.                                                                                 24
         6.1      POWER OF ATTORNEY.....................................................................   24
         6.2      NO DUTY ON THE PART OF SECURED PARTY..................................................   25

7.       REMEDIES.                                                                                         25
         7.1      GENERALLY.............................................................................   25
         7.2      APPLICATION OF PROCEEDS...............................................................   27
         7.3      INVESTMENT PROPERTY...................................................................   27
         7.4      INTELLECTUAL PROPERTY.................................................................   28
         7.5      CASH PROCEEDS.........................................................................   29

8.       CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.                                                  29

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.                                                      30

10.      INDEMNITY AND EXPENSES.                                                                           30

11.      MISCELLANEOUS.                                                                                    30
         11.1     NOTICES...............................................................................   30
         11.2     EXPENSES..............................................................................   31
         11.3     AMENDMENTS AND WAIVERS................................................................   31
         11.4     SUCCESSORS AND ASSIGNS................................................................   32

                                       i


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
         11.5     INDEPENDENCE OF COVENANTS.............................................................   32
         11.6     SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS................................   32
         11.7     NO WAIVER; REMEDIES CUMULATIVE........................................................   32
         11.8     MARSHALING; PAYMENTS SET ASIDE........................................................   32
         11.9     SEVERABILITY..........................................................................   32
         11.10    HEADINGS..............................................................................   32
         11.11    APPLICABLE LAW........................................................................   32
         11.12    CONSENT TO JURISDICTION...............................................................   33
         11.13    WAIVER OF JURY TRIAL..................................................................   33
         11.14    COUNTERPARTS..........................................................................   34
         11.15    EFFECTIVENESS.........................................................................   34
         11.16    ENTIRE AGREEMENT......................................................................   34
         11.17    INDENTURE CONTROLS....................................................................   34
         11.18    TRUST INDENTURE ACT CONTROLS..........................................................   34

SCHEDULE 4.1  -         (A)    FULL LEGAL NAME/JURISDICTION OF ORGANIZATION/CHIEF EXECUTIVE OFFICE

                        (B)    OTHER NAMES

                        (C)    FINANCING STATEMENTS

SCHEDULE 4.2  -         LOCATION OF EQUIPMENT AND INVENTORY

SCHEDULE 4.4  -         INVESTMENT PROPERTY

SCHEDULE 4.5  -         INTELLECTUAL PROPERTY

SCHEDULE 4.6  -         COMMERCIAL TORT CLAIMS

EXHIBIT A - FORM OF PLEDGE SUPPLEMENT

EXHIBIT B - FORM OF PLEDGE JOINDER

                                       ii


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                  This PLEDGE AND SECURITY AGREEMENT, dated as of August 22,
2002 (this "AGREEMENT"), among ORBITAL SCIENCES CORPORATION, a Delaware corporation ("ISSUER"), each of the undersigned Subsidiaries of Issuer (Issuer and such Subsidiaries, together with each Subsidiary that subsequently becomes a party hereto, each a "DEBTOR" and collectively, "DEBTORS"), and U.S. Bank, N.A. (together with any successor Trustee pursuant to the terms of the Indenture, "SECURED PARTY"), acting in the capacity of collateral agent for the benefit of the holders of the Notes of Issuer issued under the Indenture referred to below.

                                R E C I T A L S:

                  WHEREAS, reference is made to that certain Indenture, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "INDENTURE"), by and among Issuer, the other Debtors party thereto and Secured Party.

                  WHEREAS, in consideration of the extension of credit as set forth in the Indenture each Debtor has agreed to secure all obligations under the Indenture.

                  WHEREAS, Secured Party and Foothill Capital Corporation, as agent, are parties to that certain Intercreditor and Subordination Agreement dated as of August 22, 2002 (as amended, restated, modified or otherwise supplemented from time to time, the "INTERCREDITOR AGREEMENT") pursuant to which both parties, among other things, have established their relative priorities with respect to the security interest granted in, and liens on, the Collateral (as defined therein) and have agreed to the application of payment from the disposition of the Collateral in the event of foreclosure upon or other liquidation of such Collateral or in the event of bankruptcy of any of the Debtors.

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, each Debtor and Secured Party agree as follows:

1.       DEFINITIONS

         1.1 GENERAL DEFINITIONS.

         In this Agreement, the following terms shall have the following meanings:

                  "ACCOUNT DEBTOR" shall mean each Person who is obligated on an Account or any Supporting Obligation related thereto.

                  "ACCOUNTS" shall mean all "accounts" as defined in Article 9 of the UCC.

                  "AGREEMENT" shall have the meaning set forth in the preamble.

                  "ADDITIONAL DEBTORS" shall mean those additional Persons that may become parties to this Agreement as additional Debtors, by executing a Pledge Joinder.

                  "BOOKS" shall mean books and records of Debtors (including all of their Records indicating, summarizing, or evidencing assets (including the Collateral) or liabilities, all Records relating to each Debtor's business operations or financial conditions, and all of their goods or General Intangibles related to such information, including, without limitation, (i) original copies of all documents, instruments or other writings or electronic records or other Records evidencing Accounts, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Accounts, including, without limitation, all tapes, cards, computer tapes, computer discs, computer


                                       1
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runs, record keeping systems and other papers and documents relating to
Accounts, whether in the possession or under the control of Debtor or any computer bureau or agent from time to time acting for Debtor or otherwise, (iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Account.

                  "CASH PROCEEDS" shall mean all proceeds of any Collateral received by any Debtor consisting of cash, checks and cash equivalents.

                  "CHATTEL PAPER" shall mean all "chattel paper" as defined in
Article 9 of the UCC, including, without limitation, "electronic chattel paper" or "tangible chattel paper", as each term is defined in Article 9 of the UCC.

                  "COLLATERAL" shall have the meaning set forth in Section 2.1.

                  "COMMERCIAL TORT CLAIMS" shall mean all "commercial tort claims" as defined in the UCC, including, without limitation, the commercial tort claims listed on Schedule 4.6 (as such schedule may be amended or supplemented from time to time).

                  "COMMODITIES ACCOUNTS" (i) shall mean all "commodity accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Commodities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "CONTROLLED FOREIGN CORPORATION" shall mean "controlled foreign corporation" as defined in the United States Internal Revenue Code of 1986, as amended from time to time.

                  "COPYRIGHTS" shall mean (i) copyrights and copyright registrations, including, without limitation, the copyright registrations listed on Schedule 4.5(A) and (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of any Debtor's business symbolized by the foregoing and connected therewith, and (E) all of any Debtor's rights corresponding thereto throughout the world; and (ii) all proceeds of any and all of the foregoing, including, without limitation, licensed royalties and proceeds of infringement suits.

                  "CREDIT AGREEMENT" shall mean the credit agreement, dated as of March 1, 2002, by and among the Issuer, certain of its Subsidiaries, certain financial institutions and Foothill Capital Corporation, as arranger and agent. The term "Credit Agreement" shall include agreements in respect of Interest Swap and Hedging Obligations and letter of credit facilities with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

                  (1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,


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                  (2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Issuer and its Subsidiaries and their respective successors and assigns,

                  (3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by Section 4.7 of the Indenture, or

                  (4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the Indenture.

                  "CREDIT FACILITY DOCUMENTS" shall mean the Credit Agreement and any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time, whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso in clause (3) of the definition of "Credit Agreement," irrespective of any changes in the terms and conditions thereof.

                  "CREDIT FACILITY SECURED PARTY" shall mean the agent or any other Person acting on behalf and for the benefit of the lender(s) under the Credit Agreement.

                  "DDA" shall mean any checking or other demand deposit account maintained by any Debtor.

                  "DEPOSIT ACCOUNTS" (i) shall mean all "deposit accounts" as defined in Article 9 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Deposit Accounts" and all DDAs.

                  "EQUIPMENT" shall mean all equipment (including, without limitation, the manufacturing equipment located at Issuer's Highbay facility whether or not any such equipment is so attached to the real property that it constitutes fixtures), machinery, machine tools, motors, furniture, furnishings, vehicles (including motor vehicles), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, excluding assets described in clause
(a) of the definition of "Excluded Collateral."

                  "EXCLUDED COLLATERAL" shall mean all of Issuer's now owned right, title, and interest in and to each of the following:

                  (a) that certain aircraft with Model Number L-1011-385-1-15, Serial Number 193E-1067, and Registration Number N#140SC, and the engines and all other parts attached thereto,

                  (b) the money, in an amount not to exceed $10,355,676 in the aggregate, so long as such money is collateralizing the following existing letters of credit: (i) (a) the letter of credit number M-12870/01G in the amount of $1,847,500, the letter of credit number M-12974/02G in the amount of $2,804,219, the letter of credit number M-12945/01G in the amount of $735,474, which amount is being increased to $5,516,057, each of which were issued by the International Commercial Bank of China in favor of the National Science Counsel, the Executive Yuan of the Republic of China, (ii) the letter of credit number 930718 in the amount of $27,900 issued by Bank of America, N.A. (successor by merger to NationsBank, N.A.) in favor of Hellenic Air Force Command, and (iii) the letter of credit number SM416742C in the amount of $160,000 issued by Wachovia Bank, N.A. (successor by merger to First Union National Bank) in favor of Boston Properties Limited Partnership,

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                  (c) the common stock of ORBIMAGE that is owned or beneficially held by Issuer,

                  (d) the outstanding capital stock of a Controlled Foreign Corporation in excess of 65% of the voting power of all classes of capital stock of such Controlled Foreign Corporation entitled to vote; provided that immediately upon the amendment of the United States Internal Revenue Code of 1986, as amended, to allow the pledge of a greater percentage of the voting power of capital stock in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and each Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock of each Controlled Foreign Corporation,

                  (e) assets secured by Purchase Money Obligations or Capital Lease Obligations permitted to be incurred under the Indenture, and

                  (f) any assets, agreements, leases, permits or licenses or other assets or property that cannot be subjected to a Lien hereunder without the consent of third parties, to the extent that such consent is not obtained.

Upon any amendment to any of the Credit Facility Documents which results in a narrowing of the definition of "Excluded Collateral" as set forth therein, the definition of Excluded Collateral herein shall be automatically amended in the same manner.

                  "FINANCIAL ASSET" shall mean "financial asset" as defined in
Article 8 of the UCC.

                  "GENERAL INTANGIBLES" shall mean all general intangibles (including payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, money, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), and any other personal property other than goods, Accounts, Investment Property, Negotiable Collateral and Chattel Paper.

                  "GOVERNMENTAL AUTHORITY" shall mean any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, or any court, in each case whether of the United States or foreign.

                  "INDEMNITEE" shall mean Secured Party and its Affiliates' officers, partners, directors, trustees, employees, representatives and agents.

                  "INDENTURE" shall have the meaning set forth in the recitals hereto.

                  "INDENTURE DOCUMENTS" shall mean the Purchase Agreement, the Indenture, the Notes, the Guarantees, the Collateral Agreements, the Warrants, the Warrant Agreement, the Note Registration Rights Agreement and the Warrant Registration Rights Agreement, and such other agreements, instruments and certificates executed and delivered (or issued) by Issuer or any other Debtor pursuant to the Indenture or any of the foregoing, as any or all of the same may be amended, restated, supplemented or otherwise modified from time to time.

                  "INTELLECTUAL PROPERTY" shall mean, collectively, the Copyrights, the Patents, the Trademarks and the Intellectual Property Licenses.

                  "INTELLECTUAL PROPERTY LICENSES" shall mean all rights under or interest in any Patent, Trademark or Copyright license agreements with any other party, whether a Debtor is a licensee or licensor under any such license agreement, including, without limitation, the license agreements listed on
Schedule 4.5(E), and the right to use the foregoing in connection with the enforcement of the Secured Party's rights under this Agreement or any other Indenture Document, including without limitation, the right to prepare for sale and sell any and all Inventory now or hereafter owned by any Debtor and now or hereafter covered by such licenses, provided, however, that Intellectual Property Licenses shall not include any license agreement in effect as of the date hereof which by its terms prohibits the grant of the security interest contemplated by this Agreement, except that upon the termination of such prohibitions for any reason whatsoever, such license agreement shall be deemed to be included in Intellectual Property Licenses.

                  "INVENTORY" shall mean all inventory, including goods held for sale or lease or to be furnished under a contract of service, goods that are leased by any Debtor as lessor, goods that are furnished by any Debtor under a contract of service, and raw materials, work in process, or materials used or consumed in any Debtor's business; including all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor.

                  "INVESTMENT PROPERTY" shall mean all "investment property" as defined in Article 9 of the UCC, including all Securities, Securities Accounts and Commodities Accounts.

                  "ISSUE DATE" shall mean the date of first issuance of the 12% Series A Second Priority Secured Notes due 2006 under the Indenture.

                  "MONEY" shall mean "money" as defined in the UCC.

                  "NEGOTIABLE COLLATERAL" shall mean all letters of credit, letter of credit rights, instruments, promissory notes, drafts and documents (as defined in Article 9 of the UCC).

                  "NOTES PROCEEDS ACCOUNT" shall mean account #33435500 maintained in the name of "Orbital Sciences Notes and Warrant Account" at U.S. Bank, N.A. and all funds on deposit therein.

                  "ORBIMAGE" shall mean Orbital Imaging Corporation, a Delaware corporation.

                  "PATENTS" shall mean all (i) patents and patent applications, including, without limitation, the patents and patent applications listed on
Schedule 4.5(B), and (A) all extensions and adjustments thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (C) the right to sue for past, present and future infringements thereof, and (D) all of any Debtor's rights corresponding thereto throughout the world; and (ii) proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of infringement suits.

                  "PLEDGE JOINDER" shall mean any joinder to this agreement in substantially the form of Exhibit B.

                  "PLEDGE SUPPLEMENT" shall mean any supplement to this agreement in substantially the form of Exhibit A.

                  "RECORD" shall mean information that is inscribed on a tangible medium or that is stored in an electronic or other medium and is retrievable in perceivable form.

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                  "REPLACEMENT CREDIT FACILITY SECURED PARTY" means the
collateral agent (or other agent serving in such capacity) pursuant to the Credit Facility Documents or any other person or entity in whose favor any of the Debtors may grant liens on and security interests in the Collateral in connection with the replacement or refinancing of the Credit Agreement.

                  "SECURED OBLIGATIONS" shall have the meaning specified in
Section 3.1.

                  "SECURED PARTY" shall have the meaning set forth in the preamble.

                  "SECURITIES" shall mean any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

                  "SECURITIES ACCOUNTS" (i) shall mean all "securities accounts" as defined in Article 8 of the UCC and (ii) shall include, without limitation, all of the accounts listed on Schedule 4.4 under the heading "Securities Accounts" (as such schedule may be amended or supplemented from time to time).

                  "SUPPORTING OBLIGATION" shall mean "supporting obligation" as defined in Article 9 of the UCC.

                  "TRADEMARKS" shall mean (i) all trademarks, trade names, registered trademarks, trademark applications, service marks, registered service marks and service mark applications, including, without limitation, the trade names, registered trademarks, trademark applications, registered service marks and service mark applications listed on Schedule 4.5(D), and (A) all renewals thereof, (B) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including, without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future infringements or dilutions thereof, (C) the right to sue for past, present and future infringements and dilutions thereof, (D) the goodwill of any Debtor's business symbolized by the foregoing and connected therewith, and (E) all of any Debtor's rights corresponding thereto throughout the world; and (ii) all proceeds of any and all of the foregoing, including, without limitation, license royalties and proceeds of infringement suits.

                  "UCC" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction.

         1.2 DEFINITIONS; INTERPRETATION.

         All capitalized terms used herein (including the preamble and recitals hereto) and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture or, if not defined therein, in the UCC. References to "Sections," "Exhibits" and "Schedules" shall be to Sections, Exhibits and Schedules, as the case may be, of this Agreement unless otherwise specifically provided. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect. Any of the terms defined herein may, unless the context otherwise requires, be used in the singular or the plural, depending on the reference. The use herein of the word "include" or "including", when following any general statement, term or matter, shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not nonlimiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. If any conflict or inconsistency exists between this Agreement and the Indenture, the Indenture shall govern. All references herein to provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

2.       GRANT OF SECURITY

         2.1 GRANT OF SECURITY.

         Each Debtor hereby grants to Secured Party a security interest and continuing lien on all of such Debtor's right, title and interest in, to and under all property of such Debtor including, but not limited to the following, in each case whether now owned or existing or hereafter acquired or arising and wherever located (collectively, such Debtor's "COLLATERAL"):

                  (i)      Accounts;

                  (ii)     Books;

                  (iii)    Chattel Paper;

                  (iv)     Deposit Accounts, including any DDAs;

                  (v)      Equipment;

                  (vi)     Financial Assets;

                  (vii)    General Intangibles;

                  (viii)   Intellectual Property;

                  (ix)     Inventory;

                  (x)      Investment Property;

                  (xi)     Negotiable Collateral;

                  (xii)    The Notes Proceeds Account;

                  (xiii)   Commercial Tort Claims;

                  (xiv) money, cash, Cash Equivalents, or other assets of any Debtor that now or hereafter come into the possession, custody, or control of Secured Party;

                  (xv) to the extent not otherwise included above, all Supporting Obligations relating to any of the foregoing;

                  (xvi) to the extent not otherwise included above, all of the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance or commercial tort claims, covering any or all of the foregoing, and any and all Accounts, Books, Chattel Paper, Deposit Accounts, Equipment, Financial Assets, General Intangibles, Inventory, Investment Property, Licenses, Negotiable Collateral, Supporting Obligations, money, Deposit Accounts, or other tangible or intangible property resulting from the sale, lease, license, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof; and

                  (xvii) to the extent not otherwise included above, all other personal property of the Debtors of any kind or description.

         2.2      CERTAIN LIMITED EXCLUSIONS.

         Notwithstanding anything herein to the contrary, in no event shall the Collateral include any Excluded Collateral.

         2.3 INTERCREDITOR AGREEMENT.

         Notwithstanding anything herein to the contrary, the relative rights and remedies of Secured Party hereunder and the Credit Facility Secured Party shall be subject to and governed by the terms of the Intercreditor Agreement at any time the Intercreditor Agreement is in effect. In the event of any inconsistency between the terms hereof and the Intercreditor Agreement, the Intercreditor Agreement shall control at any time the Intercreditor Agreement is in effect. In the event that the obligations of any Debtor under this Agreement conflict with the obligations of such Debtor under the Credit Facility Documents, such Debtor shall be required to comply with the Credit Facility Documents, and such compliance shall constitute compliance hereunder.

3.       SECURITY FOR OBLIGATIONS.

         3.1 SECURITY FOR OBLIGATIONS.

         With respect to each Debtor, this Agreement secures, and the Collateral granted by such Debtor is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations of such Debtor under the Indenture Documents (the "SECURED OBLIGATIONS").

         3.2 OBLIGATIONS REMAIN.

         (a)      Anything contained herein to the contrary notwithstanding:

                  (i) each Debtor shall remain liable under any partnership agreement or limited liability company agreement relating to any partnership interest or limited liability company interest included in the Collateral and any other contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed;

                  (ii) the exercise by Secured Party of any of its rights hereunder shall not release any Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and

                  (iii) Secured Party shall not have any obligation or liability under any partnership agreement or limited liability company agreement relating to any partnership interest or limited liability company interest included in the Collateral and any other contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party, be obligated to perform any of the obligations or duties of any Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.


         (b) Neither Secured Party nor any purchaser at a foreclosure sale under this Agreement shall be obligated to assume any obligation or liability under any partnership agreement or limited liability company agreement relating to any partnership interest or limited liability company interest included in the Collateral or any other contracts and agreements included in the Collateral.

4.       REPRESENTATIONS AND WARRANTIES AND COVENANTS.

         4.1 GENERALLY.

         (a) Representations and Warranties. Each Debtor hereby represents and warrants on the Issue Date that:

                  (i) it owns the Collateral purported to be owned by it or otherwise has the rights it purports to have in each item of Collateral and, as to all Collateral whether now existing or hereafter acquired, will continue to own or have such rights in each item of the Collateral, in each case free and clear of any and all Liens, rights or claims of all other Persons other than Permitted Liens, including, without limitation, liens arising as a result of such Debtor becoming bound (as a result of merger or otherwise) as debtor under a security agreement entered into by another Person;

                  (ii) it has indicated on Schedule 4.1(A): (x) the type of organization of such Debtor, (y) the jurisdiction of organization of such Debtor and (z) the jurisdiction where the chief executive office or its sole place of business is, and for the lesser of the one-year period preceding the date hereof or the period since its formation or incorporation, as applicable, has been, located;

                  (iii)    the full legal name of such Debtor is as set forth on
                           Schedule 4.1(A) and it has not done in the lesser of the five-year period preceding the date hereof or the period since its formation or incorporation, as applicable, and does not do, business under any other name (including any trade-name or fictitious business name) except for those names set forth on Schedule 4.1(B);

                  (iv) except for the Credit Facility Documents, such Debtor has not within the lesser of the five-year period preceding the date hereof or the period since its formation or incorporation, as applicable, become bound (whether as a result of merger or otherwise) as debtor under a security agreement covering the Collateral entered into by another Person as debtor, which has not heretofore been terminated;

                  (v) upon the filing of all UCC financing statements naming each Debtor as "debtor" and Secured Party as "Secured Party" and describing the Collateral in the filing offices set forth opposite such Debtor's name on Schedule 4.1(C) hereof and, to the extent not subject to Article 9 of the UCC, upon the recordation of the security interest granted hereunder in Patents, Trademarks and Copyrights in the applicable patent, trademark and copyright registries (including the United States Patent and Trademark Office and the United States Copyright Office), the registration of all unregistered Copyrights and other filings delivered by each Debtor, and the execution of the agreements referred to in Section 4.4(c) by all parties thereto, security interests granted to Secured Party hereunder will constitute valid and perfected Liens (subject in the case of priority only to Permitted Liens and the Intercreditor Agreement); provided, however, that the security interests with respect to Deposit Accounts and Securities Accounts shall be perfected only to the extent required pursuant to Section 4.4(c);

                  (vi) all actions and consents, including all filings, notices, registrations and recordings necessary for the exercise by Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect of the Collateral have been made or obtained except (i) for the landlord consents referred to in Section 4.1(b)(vi) and such landlord consents that are not otherwise required to be delivered hereunder and (ii) to the extent any consents or approvals are required under applicable laws (including, without limitation, the Assignment of Claims Act of 1940, as amended), the Intercreditor Agreement, the Credit Facility Documents or any Intellectual Property License, contract or agreement;

                  (vii) other than the financing statements filed in favor of Secured Party, no effective UCC financing statement, fixture filing or other instrument similar in effect under any applicable law covering all or any part of the Collateral is on file in any filing or recording office except for (x) financing statements which have lapsed or for which proper termination statements have been delivered to Secured Party for filing and
                           (y) financing statements filed in connection with Permitted Liens;

                  (viii) no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for either (i) the pledge or grant by any Debtor of the Liens purported to be created in favor of Secured Party hereunder or (ii) the exercise by Secured Party of any rights or remedies in respect of any Collateral (whether specifically granted or created hereunder or created or provided for by applicable law), except (A) for the filings contemplated by clause (v) above, (B) as may be required, in connection with the disposition of any Investment

                           Property, by laws generally affecting the offering and sale of Securities and (C) to the extent any consents or approvals are required under applicable laws (including, without limitation, the Assignment of Claims Act of 1940, as amended), the Intercreditor Agreement, the Credit Facility Documents or any Intellectual Property License, contract or agreement;

                  (ix) all information supplied by any Debtor with respect to the Collateral taken as a whole is accurate and complete in all material respects; and

                  (x) none of the Collateral constitutes, or is the proceeds (as defined in Article 9 of the UCC) of, "farm products" (as defined in Article 9 of the UCC).

         (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that:

                  (i) except for the security interest created by this Agreement, it shall not create or suffer to exist any Lien upon or with respect to any of the Collateral, except Permitted Liens, and such Debtor shall defend the Collateral against all Persons at any time claiming any interest therein;

                  (ii) it shall not produce, use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                  (iii) it shall not change such Debtor's name, identity, corporate structure, sole place of business, chief executive office or jurisdiction of organization or establish any trade names unless it shall have (a) if such change would adversely affect the validity or perfection of Secured Party's security interest in the Collateral, notified Secured Party in writing, by executing and delivering to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with Supplements to Schedules 4.1(A), 4.1(B) or 4.1(C), as applicable, at least thirty (30) days prior to any such change or establishment, identifying such new proposed name, identity, corporate structure, sole place of business, chief executive office, jurisdiction of organization or trade name and providing such other information in connection therewith as Secured Party may reasonably request and (b) taken all actions necessary to maintain the continuous validity and perfection of Secured Party's security interest in the Collateral intended to be granted and agreed to hereby;

                  (iv) it shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided, such Debtor shall in any event pay such taxes, assessments, charges, levies or claims not later than five (5) days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against such Debtor or any of the Collateral as a result of the failure to make such payment;

                  (v) upon such Debtor or any officer of such Debtor obtaining knowledge thereof, it shall promptly notify Secured Party in writing of the levy of any legal process against the Collateral or any portion thereof; and

                  (vi) it shall use reasonable best efforts (which will be deemed not to include any obligation to pay money to any third parties other than filing fees, reasonable fees and expenses of the third party or other de minimus payments) to deliver to Secured Party within 30 days after the Issue Date, or as soon as practicable thereafter, landlord consents for the properties located at: (i) 7170 Riverwood Drive, Columbia, Maryland 21045, (ii) 3380 S. Price Road, Chandler, Arizona 85248, (iii) 21700 Atlantic Blvd., Sterling, Virginia, (iv) 21829 Atlantic Blvd., Dulles, Virginia 20166 and (v) 21839 Atlantic Blvd., Dulles, Virginia 20166, to the extent it occupies and has business activities on any of such premises as a lessee under a lease, executed by the landlord in respect of such lease the effect of which would subordinate the claims of such landlord to the Liens created under this Agreement and enable Secured Party to access such premises without delay for the purpose of enforcing such Liens.

         4.2 EQUIPMENT AND INVENTORY.

         (a) Representations and Warranties. Each Debtor represents and warrants, on the Issue Date, that except for Inventory and Equipment temporarily moved for the purpose of testing, conducting launches or otherwise fulfilling contractual obligations in the ordinary course of business, all of the Equipment and Inventory included in the Collateral is kept only at the locations specified in Schedule 4.2.

         (b) Covenants and Agreements. Each Debtor covenants and agrees that:

                  (i) it shall not deliver any Document (as defined in Article 9 of the UCC) evidencing any Equipment and Inventory to any Person other than the issuer of such Document to claim the goods evidenced therefor or Secured Party or the Credit Facility Secured Party or any other holder or representative of a holder of a Permitted Lien; and

                  (ii) if any Collateral consisting of Equipment or Inventory is in possession or control of any third party which is a bailee or warehouseman, it shall, if reasonably requested by Secured Party, notify such third party of the Secured Party's security interest and use its reasonable efforts in obtaining an acknowledgment from such third party that it is holding the Equipment and Inventory for the benefit of the Secured Party or other holders of Permitted Liens.

         4.3 ACCOUNTS.

         Covenants and Agreements: Each Debtor hereby covenants and agrees that:

         (a) it shall keep and maintain at its own cost and expense complete records of the Accounts in a manner that enables such Debtor to produce financial statements in accordance with GAAP;

         (b) it shall mark conspicuously all Chattel Paper and Negotiable Collateral (other than any delivered to Secured Party as provided herein or to Credit Facility Secured Party as provided in the Credit Facility Documents), with an appropriate reference to the fact that Secured Party has a security interest therein;

         (c) other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, and except as otherwise provided in Section 4.3(e) below, following an Event of Default, such Debtor shall not (w) grant any extension or renewal of the time of payment of any Account, (x) compromise or settle any dispute, claim or legal proceeding with respect to any Account for less than the total unpaid balance thereof, (y) release, wholly or partially, any Person liable for the payment thereof, or (z) allow any credit or discount thereon;

         (d) except as otherwise provided in this Section 4.3 and other than in the ordinary course of business as generally conducted by it on and prior to the date hereof, it shall continue to collect all amounts due or to become due to such Debtor under the Accounts and any Supporting Obligation and diligently exercise each material right it may have under any Account or any Supporting Obligation, in each case, at its own expense and to the extent advisable in its reasonable business judgment; and

         (e) it shall use reasonable efforts to keep in full force and effect any Supporting Obligation relating to any Account to the extent advisable in its reasonable business judgment.

         4.4 INVESTMENT PROPERTY.

         (a) Representations and Warranties. With respect to any capital stock of Earthwatch, Inc., each Debtor hereby represents and warrants to the best of such Debtor's knowledge, and with respect to all other Investment Property, each Debtor hereby represents and warrants, that on the Issue Date:

                  (i) Schedule 4.4 sets forth under the headings "Pledged Stock, "Pledged LLC Interests," "Pledged Partnership Interests" and "Pledged Trust Interests," all of the equity interests owned by any Debtor included in the Collateral and such equity interests constitute the percentage of issued and outstanding shares of stock, percentage of membership interests, percentage of partnership interests or percentage of beneficial interest of the respective issuers thereof to the extent indicated on such Schedule;

                  (ii) it is the record and beneficial owner of the equity interests included in the Collateral free of all Liens, rights or claims of other Persons other than Permitted Liens;

                  (iii) without limiting the generality of Section 4.1(a)(v), no consent of any other general or limited partner of a pledged partnership, any other member of a pledged limited liability company or any other shareholder of a pledged corporation is necessary in connection with the creation or perfection of the security interest of Secured Party in any equity interests included in the Collateral or (other than approvals required by applicable laws) the exercise by Secured Party of the voting or other rights provided for in this Agreement or the exercise of remedies in respect thereof;

                  (iv) as of the Issue Date, none of the equity interests included in the Collateral are or represent interests in issuers that are: (a) registered as investment companies or (b) are dealt in or traded on securities exchanges or markets;

                  (v) Schedule 4.4 sets forth under the heading "Pledged Debt" all of the issued and outstanding Indebtedness evidenced by an instrument or certificated security of the respective issuers thereof owing to such Debtor and, to the best of such Debtor's knowledge, none of such Pledged Debt is in default;

                  (vi) Schedule 4.4 sets forth under the headings "Securities Accounts" and "Commodities Accounts," respectively, all of the Securities Accounts and Commodities Accounts in which each Debtor has an interest. Each Debtor is the sole entitlement holder of each such Securities Account and Commodities Account, and such Debtor has not consented to, and is not otherwise aware of, any Person (other than the Credit Facility Secured Party) having "control" (as defined in Section 9-115(e) of the UCC) over, or any other interest in, any such Securities Account or Commodity Account or any securities or other property credited thereto;

                  (vii) Schedule 4.4 sets forth under the heading "Deposit Accounts" all of the Deposit Accounts in which each Debtor has an interest and each Debtor is the sole account holder of each such Deposit Account and such Debtor has not consented to, and is not otherwise aware of, any Person (other than Credit Facility Secured Party) having either sole dominion and control or "control" (within the meaning of Section 9-104 of Article 9 of the UCC) over, or any other interest in, any such Deposit Account or any money or other property deposited therein; and

                  (viii) each Debtor has, to the extent required under Section 4.4(c), taken all actions necessary to: (a) establish Secured Party's "control" (within the meaning of
                           Section 9-104 of the UCC) over all Deposit Accounts; and (b) deliver all instruments (as defined in Article 9 of the UCC) to Secured Party or Credit Facility Secured Party pursuant to the terms of the Credit Facility Documents and the Intercreditor Agreement.

         (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that:

                  (i) it shall not vote to enable or take any other action to: (a) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws or other organizational documents in any way that adversely affects the validity, perfection or priority of Secured Party's security interest, (b) permit any of its Subsidiaries to dispose of all or a material portion of their assets in a manner which would be prohibited under the Indenture or the Credit

                           Facility Documents, (c) waive any default under or breach of any terms of any organizational document relating to any of its Subsidiaries or the terms of any Pledged Debt unless such waiver is deemed advisable in such Debtor's reasonable business judgment, or (d) cause any issuer of any partnership interests or limited liability company interests included in the Collateral which are not securities (for purposes of the UCC) on the date hereof to elect or otherwise take any action to cause such partnership interests or limited liability company interests to be treated as securities for purposes of the UCC; unless such Debtor shall take all steps necessary to establish Secured Party's "control" thereof;

                  (ii) in the event it acquires rights in any Investment Property after the date hereof, it shall deliver to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a Supplement to Schedule 4.4, reflecting such new Investment Property. Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to all Investment Property immediately upon any Debtor's acquisition of rights therein and shall not be affected by the failure of any Debtor to deliver a supplement to Schedule 4.4 as required hereby;

                  (iii) except as provided in the next sentence, in the event such Debtor receives any dividends, interest or distributions on any Investment Property, or any securities or other property upon the merger, consolidation, liquidation or dissolution of any issuer of any Investment Property, then (a) such dividends, interest or distributions and securities or other property shall be included in the definition of Collateral without further action and (b) except with respect to Cash Proceeds, such Debtor shall promptly take all steps, if any, necessary to ensure the validity and perfection, priority and, if applicable, control of the Credit Facility Secured Party or the Secured Party over such Investment Property (including, without limitation, delivery thereof to Secured Party or Credit Facility Secured Party in accordance with the terms of the Intercreditor Agreement to the extent then in effect) and pending any such action such Debtor shall be deemed to hold such dividends, interest, distributions, securities or other property in trust for the benefit of the Secured Party and the Credit Facility Secured Party and shall be segregated from all other property of such Debtor. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, Secured Party authorizes each Debtor to retain all ordinary and extraordinary cash dividends and distributions paid in the normal course of business and all payments of principal and interest;

                  (iv) it shall comply with all of its obligations under any partnership agreement or limited liability company agreement relating to partnership interests or limited liability interests included in the Collateral and shall enforce all of its material rights with respect to any Investment Property, in each case, as appropriate in such Debtor's reasonable business judgment;

                  (v) other than as permitted under the Indenture, it shall not permit any of its Subsidiaries to merge or consolidate unless (i) such Subsidiary creates a security interest by executing a Pledge Joinder pursuant to Section 5.2 that is perfected by a filed financing statement (that is not effective solely under section 9-508 of the UCC) in collateral in which such new debtor has or acquires rights, in each case, to the extent not created or perfected pursuant to this Agreement and any financing statement in effect at such time and (ii) all the outstanding capital stock or other equity interests of the surviving or resulting corporation, limited liability company, partnership or other entity is, upon such merger or consolidation, pledged hereunder; provided that if the surviving or resulting company upon any such merger or consolidation involving an issuer which is a Controlled Foreign Corporation, then such Debtor shall only be required to pledge equity interests to the extent they are not Excluded Collateral; and

                  (vi) each Debtor consents to the grant by each other Debtor of a security interest in all Investment Property to Secured Party.

         (c) Delivery and Control. Each Debtor agrees that (i) with respect to any Investment Property in which it has rights as of the Issue Date it shall comply with the provisions of this Section 4.4(c) on or before the Issue Date; and (ii) with respect to any Investment Property hereafter acquired by such Debtor it shall comply with the provisions of this Section 4.4(c) promptly upon acquiring rights therein. With respect to any Investment Property that is now or hereafter represented by a certificate or that is an "instrument" (other than any Investment Property credited to a Securities Account) it shall cause such certificate or instrument to be delivered to the Credit Facility Secured Party or the Secured Party (in accordance with the terms of the Intercreditor Agreement to the extent then in effect), indorsed in blank by an "effective indorsement" (as defined in Section 8-107 of the UCC), regardless of whether such certificate constitutes a "certificated security" for purposes of the UCC. In the event that at any time after the date of this Agreement any partnership interest or limited liability company interest included in the Collateral is (i) dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a security governed by Article 8 of the UCC, (iii) is an investment company security or (iv) is held in a securities account, the applicable Debtor will promptly notify Secured Party in writing of such event, and will promptly execute such documents, and do such other acts or things reasonably requested by Secured Party to deliver to Credit Facility Secured Party or Secured Party (subject to the terms of the Intercreditor Agreement to the extent then in effect) control (within the meaning of Article 8 of the UCC) of such partnership interest or limited liability company interest, as applicable. Each Debtor represents and warrants that none of the events described in clauses (i), (ii), (iii) or (iv) of the immediately preceding sentence has occurred and is existing as of the date of this Agreement. No Debtor will contest in any manner the perfection or priority of Secured Party's lien on any partnership interest or limited liability company interest included in the Collateral. With respect to any Investment Property consisting of Securities Accounts or securities entitlements (as defined in Article 8 of the UCC), to the extent required under the Credit Facility Documents, it shall use its reasonable best efforts to cause the securities intermediary maintaining such Securities Account or securities entitlement to enter into an agreement in form and substance reasonably satisfactory to Secured Party pursuant to which it shall, subject to the Intercreditor Agreement to the extent then in effect, agree to comply with the Credit Facility Secured Party's or the Secured Party's "entitlement orders" without further consent by such Debtor. With respect to any material Investment Property that is a "Deposit Account," to the extent required under the Credit Facility Documents, it shall use its reasonable best efforts to cause the depositary institution maintaining such account to enter into an agreement in form and substance reasonably satisfactory to Secured Party, pursuant to which the Credit Agreement Secured Party or the Secured Party, subject to the terms of the Intercreditor Agreement to the extent then in effect and any agreements between Secured Party, Credit Facility Secured Party and the depositary institution, shall have both dominion and control over such Deposit Account (within the meaning of the common law) and "control" (as defined in Section 9-104 of the UCC) over such Deposit Account. In addition to the foregoing, if any issuer of any Investment Property is located in a jurisdiction outside of the United States, each Debtor shall take such additional actions within its power or control, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as the Secured Party may reasonably request, under the laws of such issuer's jurisdiction to insure the validity, perfection and priority of the security interest of Secured Party. Upon the occurrence of an Event of Default, subject to the terms of the Credit Facility Documents and the Intercreditor Agreement, in each case, to the extent then in effect, any applicable laws (including, without limitation) and Section 7 hereof, Secured Party shall have the right to have all or any portion of the partnership interests or limited liability company interests included in the Collateral registered in its name or the name of a nominee or agent on the books of the issuer, to the extent necessary to enforce its rights to receive distributions with respect thereto or vote such partnership interests and limited liability company interests; provided that no such registration shall constitute a transfer of ownership and no Debtor shall be deemed to have waived its rights under Section 9-610 of the UCC to have such partnership interests or limited liability company interests sold in a public sale. In addition, Secured Party (subject to and in accordance with the terms of the Intercreditor Agreement to the extent then in effect) shall have the right at any time, without notice to any Debtor, to exchange any certificates or instruments representing any Investment Property for certificates or instruments of smaller or larger denominations.

         (d) Voting and Distributions.

                  (i) So long as no Event of Default shall have occurred and be continuing, subject to applicable laws:

                           (A) each Debtor shall be entitled to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Investment Property or any part thereof for any purpose not inconsistent with the terms of this Agreement or the Indenture; and

                           (B) Secured Party shall promptly execute and deliver (or cause to be executed and delivered) to each Debtor all proxies, and other instruments as such Debtor may from time to time reasonably request for the purpose of enabling such Debtor to exercise the voting and other consensual rights when and to the extent which it is entitled to exercise pursuant to clause (A) above; and

                  (ii) Upon the occurrence and during the continuation of an Event of Default subject to Section 7.6(a), applicable laws and the terms of the Credit Facility Documents and the Intercreditor Agreement, in each case, to the extent then in effect:

                           (A) all rights of each Debtor to exercise or refrain from exercising the voting and other consensual rights which it would otherwise be entitled to exercise pursuant hereto shall cease and all such rights shall thereupon become vested in Secured Party who shall thereupon have the sole right to exercise such voting and other consensual rights; and

                           (B) in order to permit Secured Party to exercise the voting and other consensual rights which it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions which it may be entitled to receive hereunder: (1) each Debtor shall promptly execute and deliver (or cause to be executed and delivered) to Secured Party all proxies, dividend payment orders and other instruments as necessary or as Secured Party may from time to time reasonably request and
                                    (2) each Debtor acknowledges that Secured
                                    Party may utilize the power of attorney set forth in Section 6.

         4.5 INTELLECTUAL PROPERTY.

         (a) Representations and Warranties. Except with respect to the patents listed on Schedule 4.5(C), each Debtor hereby represents and warrants, on the Issue Date, that:

                  (i)      Schedule 4.5 sets forth a true and complete list of
                           (i) all United States, state and foreign registrations of and applications for Patents, Trademarks, and registered copyrights owned by each Debtor and material to the business of such Debtor and (ii) all Intellectual Property Licenses material to the business of such Debtor;

                  (ii) it is the sole and exclusive owner of the entire right, title, and interest in and to all Intellectual Property on Schedule 4.5 (other than Intellectual Property Licenses where such Debtor is a non-exclusive licensee), and owns or has the valid right to use all other Intellectual Property necessary to conduct its business, free and clear of all Liens, claims, encumbrances and licenses, except for Permitted Liens;

                  (iii) all Intellectual Property material to the business of each Debtor is subsisting and has not been adjudged invalid or unenforceable, in whole or in part, and each Debtor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain each and every registration and application of Intellectual Property material to the business of such Debtor in full force and effect;

                  (iv) all Intellectual Property material to the business of each Debtor is valid and enforceable; no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of such Debtor's right to register, or such Debtor's rights to own or use, any Intellectual Property material to the business of such Debtor and no such action or proceeding is pending or, to the best of such Debtor's knowledge, threatened;

                  (v) all registrations and applications for Copyrights, Patents and Trademarks material to the business of such Debtor are standing in the name of each Debtor, and other than in the ordinary course of such Debtor's business, none of the Trademarks, Patents, Copyrights or Trade Secret Collateral has been licensed by any Debtor to any affiliate or third party;

                  (vi) each Debtor has been using appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of Copyrights material to the business of such Debtor;

                  (vii) each Debtor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all Trademark Collateral and has taken all action necessary to ensure that all licensees of the Trademark Collateral owned by such Debtor use such adequate standards of quality;

                  (viii) to the best of such Debtor's knowledge, the conduct of such Debtor's business does not infringe upon any trademark, patent, copyright, trade secret or similar intellectual property right owned or controlled by a third party;

                  (ix) to the best of such Debtor's knowledge, no third party is infringing upon any material Intellectual Property owned or used by such Debtor;

                  (x) no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Debtor or to which any Debtor is bound that adversely affects such Debtor's rights to own or use any Intellectual Property material to the business of such Debtor; and

                  (xi) except in connection with Permitted Liens, each Debtor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any Intellectual Property material to the business of such Debtor as currently conducted that has not been terminated or released. There is no effective financing statement or other document or instrument now executed, or on file or recorded in any public office, granting a security interest in or otherwise encumbering any part of such Intellectual Property, other than Permitted Liens and a security interest in favor of Secured Party.

         (b) Covenants and Agreements. Each Debtor hereby covenants and agrees as follows:

                  (i) it shall not do any act or omit to do any act whereby any of the Intellectual Property which is material to the business of Debtor may lapse, or become abandoned, dedicated to the public, or unenforceable, or which would adversely affect the validity, grant, or enforceability of the security interest granted therein;

                  (ii) with respect to any Trademarks which are material to the business of any Debtor, each Debtor shall take all commercially reasonable steps (as determined by such Debtor in the exercise of its reasonable business judgment) to require that licensees of such Trademarks use standards of quality consistent with the quality of products sold and services rendered under any of such Trademarks as of the date hereof;

                  (iii) it shall take all reasonable steps in the United States Patent and Trademark Office and the United States Copyright Office, and, if reasonably requested by the Secured Party, any state registry or any foreign counterpart of the foregoing, to pursue any application and maintain any registration of each Trademark, Patent, and Copyright owned by any Debtor and material to its business which is now or shall become included in the Collateral constituting Intellectual Property (except for such works with respect to which such Debtor has determined in the exercise of its commercially reasonable judgment that it shall not seek registration) including, but not limited to, those items on Schedule 4.5(A), (B) and
                           (D) (as each may be amended or supplemented from time to time);

                  (iv) in the event that any Intellectual Property owned by or exclusively licensed to any Debtor that is material to such Debtor's business is infringed, misappropriated, or diluted by a third party, such Debtor shall promptly take all reasonable actions (as determined by such Debtor in the exercise of its reasonable business judgment) to seek a remedy for such infringement, misappropriation, or dilution and protect its exclusive rights in such Intellectual Property;

                  (v) on such periodic basis as Secured Party shall reasonably require and in any event no less frequently than quarterly, not later than the thirtieth day after the end of each quarter, it shall report to Secured Party (i) the filing of any application to register any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office, or any state registry or foreign counterpart of the foregoing (whether such application is filed by such Debtor or through any agent, employee, licensee, or designee thereof) and (ii) the registration of any Intellectual Property by any such office, in each case by executing and delivering to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a Supplement to Schedule 4.5;

                  (vi)     in connection with the actions required pursuant to
                           Section 4.5(b)(v), it shall promptly execute and deliver to Secured Party any document required to acknowledge, confirm, register, record, or perfect Secured Party's interest in any part of the Intellectual Property, whether now owned or hereafter acquired;

                  (vii) except as permitted under the Indenture, no Debtor shall execute, and there will not be on file in any public office, any financing statement or other document or instruments, except financing statements or other documents or instruments filed or to be filed in favor of creditors under Permitted Liens, Secured Party or the Credit Facility Secured Party, and no Debtor shall create or suffer to exist any Lien upon or with respect to the Intellectual Property, except for Permitted Liens, the Lien created by and under this Security Agreement and the other Indenture Documents and the Lien in favor of the Credit Facility Secured Party;

                  (viii) it shall hereafter use commercially reasonable efforts consistent with industry practice (as determined by such Debtor in the exercise of its reasonable business judgment) so as not to permit the inclusion in any contract to which it hereafter becomes a party of any provision that could reasonably be expected to in any way materially impair or prevent the creation of a security interest in, or the assignment of, such Debtor's rights and interests in any material property included within the definitions of any Intellectual Property acquired under such contracts;

                  (ix) it shall use proper statutory notice in connection with its use of any material Intellectual Property; and

                  (x) it shall continue to collect, at its own expense, all amounts due or to become due to such Debtor in respect of the Intellectual Property or any portion thereof as it deems advisable in its reasonable business judgment. In connection with such collections, each Debtor may take such action as such Debtor may deem reasonably necessary or advisable to enforce collection of such amounts. Notwithstanding the foregoing, subject to the Credit Facility Documents and the Intercreditor Agreement as then in effect, Secured Party shall have the right at any time following an Event of Default, to notify, or require any Debtor to notify, any obligors with respect to any such amounts of the existence of the security interest created hereby.

         4.6 COMMERCIAL TORT CLAIMS.

         (a) Representations and Warranties. Each Debtor hereby represents and warrants, on the Issue Date, that Schedule 4.6 sets forth all Commercial Tort Claims of each Debtor against third parties; and

         (b) Covenants and Agreements. Each Debtor hereby covenants and agrees that with respect to any Commercial Tort Claim of it against third parties hereafter arising it shall deliver to Secured Party a completed Pledge Supplement, substantially in the form of Exhibit A attached hereto, together with a Supplement to Schedule 4.6, identifying such new Commercial Tort Claims.

5.       FURTHER ASSURANCES; ADDITIONAL DEBTORS.

         5.1 FURTHER ASSURANCES.

         (a) Each Debtor agrees that from time to time, at the expense of such Debtor, it shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably requested in order to create and/or maintain the validity, perfection or priority of and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, in each case, to the extent required hereunder and consistent with its obligations under the Credit Facility Documents. Without limiting the generality of the foregoing, each Debtor shall:

                  (i) execute and file such financing or continuation statements, or amendments thereto, and execute and deliver such other agreements, instruments, endorsements, powers of attorney or notices, as may be necessary or desirable, in order to perfect and preserve the security interests granted or purported to be granted hereby;

                  (ii) take all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in the Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing;

                  (iii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party; and

                  (iv) appear in and defend any action or proceeding that may affect such Debtor's title to or Secured Party's security interest in all or any part of the Collateral.

         (b) Each Debtor hereby authorizes Secured Party to file a Record or Records, including, without limitation, financing or continuation statements, and amendments thereto, in all jurisdictions and with all filing offices as are necessary or advisable to perfect the security interest granted to Secured Party herein. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as is necessary, advisable or prudent to ensure the perfection of the security interest in the Collateral granted to Secured Party herein. Each Debtor shall, if requested by the Secured Party, furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral, all in reasonable detail.

         (c) Each Debtor hereby authorizes Secured Party to modify this Agreement after obtaining such Debtor's approval of or signature to such modification by amending Schedule 4.5 to include reference to any right, title or interest in any existing Intellectual Property or any Intellectual Property acquired or developed by any Debtor after the execution hereof or to delete any reference to any right, title or interest in any Intellectual Property in which any Debtor no longer has or claims any right, title or interest.

         (d) The Issuer covenants and agrees that, upon the satisfaction or termination of that certain Credit Line Deed of Trust, executed by the Issuer and recorded in the land records of Loudoun County, Virginia on March 5, 2002, in Deed Book 2125, Page 2255 (the "SENIOR DEED OF TRUST"), and all indebtedness and other rights or interests (collectively, the "SENIOR INDEBTEDNESS") evidenced or created by the Credit Facility Documents being Fully Paid (as defined in the Intercreditor Agreement), the lien created by that certain Deed of Trust and Security Agreement, dated as of the date hereof (the "DEED OF TRUST"), executed by the Issuer, as grantor, in favor of Walker Title & Escrow Company, Inc., a Virginia corporation, as trustee, for the benefit of Secured Party, as beneficiary, shall be a first priority lien on the "Secured Property" (as defined in the Deed of Trust), and the value of such lien shall be the then fair market value of the Secured Property; provided, however, that the foregoing provisions of this Section 5.1(d) shall not become effective in the event that the Senior Deed of Trust is replaced upon the satisfaction or termination of the Senior Deed of Trust with a new deed of trust on the same property securing indebtedness incurred pursuant to any refinancing or replacement of the Credit Facility Documents permitted under the Indenture; provided, further, that, notwithstanding the Deed of Trust becoming a first priority lien at any time pursuant to this Section 5.1(d), in connection with any subsequent refinancing or replacement of Credit Facility indebtedness permitted under the Indenture, the Secured Party shall, if requested by the Issuer, subordinate its lien on the Secured Property to any such lien granted in favor of the Credit Facility Secured Party and shall take such actions as may be reasonably requested by the Issuer to evidence such subordination.

         (e) Upon the Deed of Trust becoming a first priority Lien on the Secured Property and at the reasonable request of Secured Party, the Issuer, at its sole cost and expense, shall have delivered to Secured Party the following documents:

                  (i) one or more endorsements to the mortgagee policies of title insurance delivered to Secured Party in connection with the Deed of Trust insuring that, after giving effect to such satisfaction, (A) the insured amounts under such mortgagee policies is increased to the then fair market value of the Secured Property insured thereunder (together with any updated endorsements as may be required pursuant to such increased insured amount, including without limitation, updated tie-in endorsements), and (B) that each such policy is in full force and effect and unaffected by such satisfaction of the Senior Deed of Trust, and

                  (ii) any other documents, instruments or deliveries as may reasonably be required by Secured Party, including, without limitation, any amendments or modifications to the Deed of Trust.

         (f) If, at any time, the Trustee obtains possession or control of items of Collateral, upon a replacement or refinancing of the Credit Agreement, the Trustee shall deliver such items to the Replacement Credit Facility Secured Party if such Replacement Credit Facility Secured Party has entered into an intercreditor agreement as contemplated by Section 7.1(i) of the Indenture.

         (g) Secured Party acknowledges that Issuer is required under the Credit Facility Documents to enter into a new control agreement with respect to a Deposit Account or a Securities Account within 30 days following the date hereof and, in connection therewith, agrees to reasonably cooperate with the Debtors and the Credit Facility Secured Party to implement the control agreement contemplated by Section 4.4(c) hereof within such time period.

         5.2 ADDITIONAL DEBTORS.

         From time to time subsequent to the date hereof, additional Guarantors may become Additional Debtors pursuant to the terms of the Indenture, by executing a Pledge Joinder substantially in the form attached hereto as Exhibit
B. Upon delivery of any such counterpart agreement to Secured Party, notice of which is hereby waived by Debtors, (a) each Additional Debtor shall be a Debtor and shall be as fully a party hereto as if such Additional Debtor were an original signatory hereto and (b) the supplemental schedules thereto shall be incorporated into and become a part of and supplement the respective schedules to this Agreement; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Pledge Supplement. Each Debtor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Debtor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Issuer to become an Additional Debtor hereunder. This Agreement shall be fully effective as to any Debtor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Debtor hereunder.

6.       ATTORNEY-IN-FACT.

         6.1 POWER OF ATTORNEY.

         Each Debtor hereby irrevocably appoints Secured Party (such appointment being coupled with an interest) as such Debtor's attorney-in-fact, with full authority in the place and stead of such Debtor and in the name of such Debtor, Secured Party or the Credit Facility Secured Party (subject to the Intercreditor Agreement to the extent then in effect), from time to time in its discretion to take any action permitted under the Credit Facility Documents and to execute any instrument that it may deem reasonably necessary or advisable to accomplish the purposes of this Agreement (subject to the Intercreditor Agreement to the extent then in effect), including, without limitation, the following:

                  (a) upon the occurrence and during the continuance of any Event of Default, to obtain and adjust insurance required to be maintained by such Debtor pursuant to the Indenture;

                  (b) upon the occurrence and during the continuance of any Event of Default, to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                  (c) upon the occurrence and during the continuance of any Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above, subject in all respects to the rights of any lender under the Credit Agreement to receive, endorse and collect the same;

                  (d) upon the occurrence and during the continuance of any Event of Default, to file any claims or take any action or institute any proceedings necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                  (e) to prepare and file any UCC financing statements against such Debtor as debtor;

                  (f) to prepare, sign, and file for recordation in any intellectual property registry, appropriate evidence of the lien and security interest granted herein in the Intellectual Property in the name of such Debtor as assignor;

                  (g) to take or cause to be taken all actions necessary to perform or comply or cause performance or compliance with the terms of this Agreement, including, without limitation, access to pay or discharge taxes or Liens (other than Permitted Liens) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same, any such payments made by Secured Party to become obligations of such Debtor to Secured Party, due and payable immediately without demand; and

                  (h) upon the occurrence and during the continuance of any Event of Default and subject to the provisions of the UCC, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and such Debtor's expense, at any time or from time to time, all acts and things necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Debtor might do.

         6.2 NO DUTY ON THE PART OF SECURED PARTY.

         The powers conferred on Secured Party hereunder are solely to protect the interests of Secured Party in the Collateral and shall not impose any duty upon Secured Party to exercise any such powers. Secured Party shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to any Debtor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.       REMEDIES.

         7.1 GENERALLY.

         (a) If any Event of Default shall have occurred and be continuing, subject to applicable laws and the provisions of the Intercreditor Agreement to the extent then in effect, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of Secured Party on default under the UCC (whether or not the UCC applies to the affected Collateral) to collect, enforce or satisfy any Secured Obligations then owing, whether by acceleration or otherwise, and also may pursue any of the following separately, successively or simultaneously:

                  (i) require any Debtor to, and each Debtor hereby agrees that it shall at its expense and promptly upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties;

                  (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process;

                  (iii) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate;

                  (iv) without notice except as specified below or under the UCC, sell, assign, lease, license (on an exclusive or nonexclusive basis) or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable; and

                  (v) subject to the terms of the Intercreditor Agreement, apply the balance from any Deposit Account or instruct the bank at which any Deposit

                           Account is maintained to pay the balance of any Deposit Account to or for the benefit of Secured Party.

         (b) Secured Party may be a purchaser of any or all of the Collateral at any public or private (to the extent permitted by applicable law) sale in accordance with the UCC and Secured Party, as Secured Party for and representative of the Holders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such sale made in accordance with the UCC, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Debtor, and each Debtor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Each Debtor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days notice to such Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Debtor agrees that it would not be commercially unreasonable for Secured Party to dispose of the Collateral or any portion thereof by using Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets. Each Debtor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, each Debtor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency. Each Debtor further agrees that a breach of any of the covenants contained in this Section will cause irreparable injury to Secured Party, that Secured Party has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section shall be specifically enforceable against such Debtor, and such Debtor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred giving rise to the Secured Obligations becoming due and payable prior to their stated maturities. Nothing in this Section shall in any way alter the rights of Secured Party hereunder.

         (c) Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim or modify any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

         (d) If Secured Party sells any of the Collateral on credit, the Secured Obligations will be credited only with payments actually made by the purchaser and received by Secured Party and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral, subject to applicable laws.

         (e) Secured Party shall have no obligation to marshal any of the Collateral.

         (f) Subject to the Credit Facility Documents and the Intercreditor Agreement, all amounts and proceeds (including checks and other instruments) received by any Debtor in respect of amounts due to such Debtor in respect of the Collateral or any portion thereof following the occurrence and during the continuance of an Event of Default shall be received in trust for the benefit of Secured Party or the Credit Facility Secured Party, shall be segregated from other funds of such Debtor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section
7.5 following the occurrence and during the continuance of an Event of Default. Upon demand from Secured Party, Debtors shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

         7.2 APPLICATION OF PROCEEDS.

         Except as expressly provided elsewhere in this Agreement and in the Intercreditor Agreement to the extent then in effect, all proceeds received by Secured Party in respect of any sale, any collection from, or other realization upon all or any part of the Collateral shall be applied in full or in part by Secured Party against the Secured Obligations in the following order of priority: first, to the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of the applicable Debtor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder or under the Indenture, all in accordance with the terms hereof or thereof; second, to the extent of any excess of such proceeds, to the payment of all other Secured Obligations for the ratable benefit of the Holders; and third, to the extent of any excess of such proceeds, to the payment to or upon the order of such Debtor or to whomsoever may be lawfully entitled to receive the same as a court of competent jurisdiction may direct.

         7.3 INVESTMENT PROPERTY.

         Each Debtor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Investment Property conducted without prior registration or qualification of such Investment Property under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof and to comply with applicable laws. Each Debtor acknowledges that any such sale may be at prices and on terms less favorable than those obtainable through a sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and each Debtor agrees that any such sale shall not be deemed to have not been made in a commercially reasonable manner by reason of such circumstances and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Investment Property, upon written request, each Debtor shall and shall cause each issuer of any stock included in the Collateral to be sold hereunder, each partnership and each limited liability company from time to time to furnish to Secured Party all such information as Secured Party may request in order to determine the number and nature of interests, shares or other instruments included in the Investment Property which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.

         7.4 INTELLECTUAL PROPERTY.

         (a) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default and subject to the Credit Facility Documents and the Intercreditor Agreement to the extent then in effect:

                  (i) Secured Party shall have the right (but not the obligation) to bring suit or otherwise commence any action or proceeding in the name of any Debtor, Secured Party or otherwise, in Secured Party's sole discretion, to enforce any Intellectual Property which is material to any Debtor's business, in which event such Debtor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and such Debtor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Section 10 hereof in connection with the exercise of its rights under this Section, and, to the extent that Secured Party shall elect not to bring suit to enforce any Intellectual Property which is material to any Debtor's business as provided in this Section, each Debtor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any such Intellectual Property by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing as shall be necessary to prevent such infringement;

                  (ii) upon written demand from Secured Party, each Debtor shall grant, assign, convey or otherwise transfer to Secured Party all of such Debtor's right, title and interest in and to the Intellectual Property and shall execute and deliver to Secured Party such documents as are necessary or appropriate to carry out the intent and purposes of this Agreement;

                  (iii) each Debtor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party receives cash proceeds in respect of the sale of, or other realization upon, the Intellectual Property; and

                  (iv) Secured Party shall have the right to notify, or require each Debtor to notify, any obligors with respect to amounts due or to become due to such Debtor in respect of the Intellectual Property, of the existence of the security interest created herein, to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of such Debtor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Debtor might have done.

         (b) If (i) an Event of Default shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing,
(ii) no other Event of Default shall have occurred and be continuing, (iii) an assignment or other transfer to Secured Party of any rights, title and interests in and to the Intellectual Property shall have been previously made and shall have become absolute and effective, and (iv) the Secured Obligations shall not have become immediately due and payable, upon the written request of any Debtor, Secured Party shall promptly execute and deliver to such Debtor, at such Debtor's sole cost and expense, such assignments or other transfer as may be necessary to reassign to such Debtor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party; provided, after giving effect to such reassignment, Secured Party's security interest granted pursuant hereto, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided further, the rights, title and interests so reassigned shall be free and clear of any Liens granted by or on behalf of Secured Party.

         (c) Solely for the purpose of enabling Secured Party to exercise rights and remedies under this Section 7 and at such time as Secured Party shall be lawfully entitled to exercise such rights and remedies, each Debtor hereby grants to Secured Party, to the extent it has the right to do so (including, without limitation, pursuant to the Credit Facility Documents and the Intercreditor Agreement to the extent then in effect), an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to such Debtor), subject, in the case of Trademarks, to sufficient rights to quality control and inspection in favor of such Debtor to avoid the risk of invalidation of said Trademarks, to use, operate under, license, or sublicense any Intellectual Property now owned or hereafter acquired by such Debtor, and wherever the same may be located.

         7.5 CASH PROCEEDS.

         Subject to the Credit Facility Documents and the Intercreditor Agreement as then in effect, in addition to the rights of Secured Party specified in Section 4.3 with respect to payments of Accounts, Cash Proceeds shall be held by such Debtor in trust for Secured Party, segregated from other funds of such Debtor, and shall, forthwith upon receipt by such Debtor, unless otherwise provided pursuant to Section 4.4, be turned over to Secured Party in the exact form received by such Debtor (duly indorsed by such Debtor to Secured Party, if required). Subject to the Intercreditor Agreement as then in effect, if an Event of Default shall have occurred and be continuing, any Cash Proceeds received by Secured Party (whether from a Debtor or otherwise) may, in the sole discretion of Secured Party, (i) be held by Secured Party for the ratable benefit of the Holders, as collateral security for the Secured Obligations (whether matured or unmatured) and/or (ii) then or at any time thereafter may be applied by Secured Party against the Secured Obligations then due and owing.

8.       CONTINUING SECURITY INTEREST; TRANSFER OF NOTES.

         This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations, be binding upon each Debtor, its successors and assigns (except to the extent otherwise provided in the Indenture), and inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing, but subject to the terms of the Indenture, any Holder may assign or otherwise transfer any Note held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Holders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate hereunder and of record and all rights to the Collateral granted hereunder shall revert to Debtors. Upon the sale or other disposition of any Collateral permitted by the Indenture, the security interest granted hereby with respect to such sold or disposed Collateral shall terminate hereunder and of record. Upon any such termination Secured Party shall, at Debtors' expense and upon documents provided by them, execute and deliver to Debtors such documents as Debtors shall reasonably request to evidence such termination.

9.       STANDARD OF CARE; SECURED PARTY MAY PERFORM.

         The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property. Neither Secured Party nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Debtor or otherwise. If any Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by each Debtor under
Section 11.2 hereof.

10.      INDEMNITY AND EXPENSES.

         (a)      Each Debtor agrees:

                  (i) to defend (subject to Indemnitees' selection of counsel), indemnify, pay and hold harmless each Indemnitee, from and against any and all claims, losses, damages, expenses (including reasonable legal fees and expenses) and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including without limitation enforcement of this Agreement), except to the extent such claims, losses or liabilities result from such Indemnitee's own gross negligence or willful misconduct as finally and unappeallably determined by a court of competent jurisdiction; and

                  (ii) to pay to Secured Party promptly following written demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents in accordance with the terms and conditions of the Indenture.

         (b) The obligations of each Debtor in this Section 10 shall survive the termination of this Agreement and the discharge of such Debtor's other obligations under this Agreement and the Indenture.

11.      MISCELLANEOUS.

         11.1 NOTICES.

         Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Debtor or Secured Party shall be sent to such Person's address as set forth in the Indenture. Each notice hereunder shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, no notice to Secured Party shall be effective until received by Secured Party.

         11.2 EXPENSES.

         Debtors agree to pay promptly all the costs and expenses of preparation of the Collateral Agreements and any consents, amendments, waivers or other modifications thereto; all the costs of furnishing all opinions by counsel for Debtors; the reasonable fees, expenses and disbursements of counsel to Secured Party (in each case including allocated costs of internal counsel) in connection with the negotiation, preparation, execution and administration of the Collateral Agreements and any consents, amendments, waivers or other modifications thereto and any other documents or matters requested by Debtors; all the actual costs and reasonable expenses of creating and perfecting Liens in favor of Secured Party, for the benefit of Holders pursuant hereto, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, title insurance premiums and reasonable fees, expenses and disbursements of counsel to Secured Party and of counsel providing any opinions in respect of the Collateral or the Liens created pursuant to the Collateral Agreements; all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers to the extent that any audit or appraisal is permitted under the Indenture Documents prior to the occurrence of an Event of Default; all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Secured Party and its counsel) in connection with the custody or preservation of any of the Collateral to the extent that any audit, inspection or appraisal is permitted under the Indenture Documents prior to the occurrence of an Event of Default; and after the occurrence of a Default or an Event of Default, all the actual costs and reasonable fees, expenses and disbursements of any auditors, accountants, consultants or appraisers, all the actual costs and reasonable expenses (including the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors and agents employed or retained by Secured Party and its counsel) in connection with the custody or preservation of any of the Collateral, all costs and expenses, including reasonable attorneys' fees (including allocated costs of internal counsel) and costs of settlement, incurred by Secured Party in enforcing any Secured Obligations of or in collecting any payments due from any Debtor hereunder or under the other Indenture Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or pursuant to any insolvency or bankruptcy cases or proceedings.

         11.3 AMENDMENTS AND WAIVERS.

         (a) Secured Party's Consent. Subject to Section 11.3(b) and 11.3(c) and the terms of the Indenture, no amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Debtor therefrom, shall in any event be effective without the written concurrence of Secured Party.

         (b) Other Consents. No amendment, modification, termination or waiver of any provision of this Agreement, or consent to any departure by any Debtor therefrom, shall amend, modify, terminate or waive any provision herein as the same applies to Secured Party without the consent of Secured Party except as provided in accordance with the Indenture.

         (c) Waiver. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Debtor in any case shall entitle any Debtor to any other or further notice or demand in similar or other circumstances.

         11.4 SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns including all persons who become bound as debtor to this Agreement. No Debtor shall, except as permitted under the Indenture, assign any right, duty or obligation hereunder.

         11.5 INDEPENDENCE OF COVENANTS.

         Without limiting the effect of the last sentence of Section 2.3, all covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         11.6 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         All representations, warranties and agreements made herein shall survive the execution and delivery hereof. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Debtor set forth in Sections 10 and 11.2 shall survive the payment of the Obligations under the Indenture and the termination hereof.

         11.7 NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder or under any other Indenture Document shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. All rights, powers and remedies existing under this Agreement and the other Indenture Documents are cumulative, and not exclusive of, any rights or remedies otherwise available. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

         11.8 MARSHALING; PAYMENTS SET ASIDE.

         Secured Party shall not be under any obligation to marshal any assets in favor of any Debtor or any other Person or against or in payment of any or all of the Secured Obligations.

         11.9 SEVERABILITY.

         In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         11.10 HEADINGS.

         Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

         11.11 APPLICABLE LAW.

         THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

         11.12 CONSENT TO JURISDICTION.

         ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY DEBTOR ARISING OUT OF OR RELATING HERETO OR ANY OTHER INDENTURE DOCUMENT, OR ANY OF THE OBLIGATIONS, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH DEBTOR, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE DEBTOR AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 11.1; AGREES THAT SERVICE AS PROVIDED ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE DEBTOR IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND AGREES SECURED PARTY RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION.

         11.13 WAIVER OF JURY TRIAL.

         EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION
11.13 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

         11.14 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

         11.15 EFFECTIVENESS.

         This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Secured Party of written or telephonic notification of such execution and authorization of delivery thereof.

         11.16 ENTIRE AGREEMENT.

         This Agreement and the other Indenture Documents embody the entire agreement and understanding between Debtors and Secured Party and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Indenture Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

         11.17 INDENTURE CONTROLS.

         All terms, covenants, conditions, provisions and requirements of the Indenture, including without limitation Article VII, are incorporated by reference in this Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

         11.18 TRUST INDENTURE ACT CONTROLS.

         If any provision of this Agreement limits, qualifies or conflicts with the duties imposed by the Trust Indenture Act of 1939 as in effect on the date of this Agreement, the imposed duties shall control.


     [Remainder of page intentionally left blank; signature page follows.]

         IN WITNESS WHEREOF, each Debtor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                         ORBITAL SCIENCES CORPORATION

                         By: /s/ MICHAEL R. WILLIAMS
                            -------------------------------------
                                  Name:  Michael R. Williams
                                  Title: Senior Vice President and Treasurer


                         ORBITAL INTERNATIONAL, INC.

                         By: /s/ MICHAEL R. WILLIAMS
                            -------------------------------------
                                  Name:  Michael R. Williams
                                  Title: Vice President and Treasurer


                         U.S. BANK, N.A.,
                         as Secured Party

                         By: /s/ FRANK P. LESLIE
                            -------------------------------------
                                  Name:  Frank P. Leslie
                                  Title: Vice President

                                                                       EXHIBIT A
                                                TO PLEDGE AND SECURITY AGREEMENT

                            FORM OF PLEDGE SUPPLEMENT

    This PLEDGE SUPPLEMENT, dated [MM/DD/YY] (the "SUPPLEMENT"), is delivered pursuant to the Pledge and Security Agreement, dated as of August 22, 2002 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among Orbital Sciences Corporation, the other Debtors named therein, and U.S. Bank, N.A., as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto in the Security Agreement. This Supplement is being delivered pursuant to Section [__](1) of the Security Agreement.

    Debtor hereby confirms, as of the date first written above, the grant to Secured Party set forth in the Security Agreement of, does hereby grant to Secured Party, a security interest in all of Debtor's right, title and interest in and to all Collateral to secure the Secured Obligations, in each case whether now or hereafter existing or in which Debtor now has or hereafter acquires an interest and wherever the same may be located and hereby agrees, as of the date first above written, to continue to be bound as a Debtor by all of the terms and provisions of the Security Agreement, as supplemented by this Pledge Supplement. Debtor hereby represents and warrants that the attached Supplements to Schedules accurately and completely set forth all additional information currently required pursuant to the Security Agreement and hereby agrees that such Supplements to Schedules shall constitute part of the Schedules to the Security Agreement.

        IN WITNESS WHEREOF, Debtor has caused this Pledge Supplement to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

                                       [NAME OF DEBTOR]


                                       By: _____________________________
                                           Name:
                                           Title:

--------
(1) Insert Section 4.1(b)(iii), 4.4(b)(ii), 4.5(b)(v) or 4.6(b), as applicable.

                                                                       EXHIBIT B
                                                TO PLEDGE AND SECURITY AGREEMENT

                             FORM OF PLEDGE JOINDER

    This PLEDGE JOINDER, dated [MM/DD/YY], is delivered pursuant to the Pledge and Security Agreement, dated as of August 22, 2002 (as it may be from time to time amended, restated, modified or supplemented, the "SECURITY AGREEMENT"), among Orbital Sciences Corporation, the other Debtors named therein, and U.S. Bank, N.A., as Secured Party. Capitalized terms used herein not otherwise defined herein shall have the meanings ascribed thereto

    SECTION 1. GRANT OF SECURITY INTEREST. The undersigned hereby grants to Secured Party a security interest and continuing lien on all of its right, title and interest in, to and under all personal property of the undersigned that may be perfected by the filing of UCC financing statements in the appropriate jurisdictions, including without limitation, the property and assets of the undersigned set forth on the attached supplemental schedules to the Schedules to the Security Agreement, in each case whether now owned or existing or hereafter acquired or arising and wherever located (the undersigned's "COLLATERAL"), subject to the same limited exclusions set forth in the Security Agreement.

    SECTION 2. SECURITY FOR OBLIGATIONS. The grant of security interest and continuing lien under this Pledge Joinder secures, and the Collateral is collateral security for, the prompt and complete payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a) (and any successor provision thereof)), of all Obligations of each Debtor.

    SECTION 3. SUPPLEMENTS TO SECURITY AGREEMENT SCHEDULES. The undersigned has attached hereto supplemental Schedules 4.1, 4.2, 4.4, 4.5, and 4.6 to Schedules 4.1, 4.2, 4.4, 4.5, and 4.6, respectively, to the Security Agreement, and the undersigned hereby certifies, as of the date first above written, that such supplemental schedules have been prepared by the undersigned in substantially the form of the equivalent Schedules to the Security Agreement and are complete and correct in all material respects.

    SECTION 4. REPRESENTATIONS AND WARRANTS AND COVENANTS. As of the date hereof, the undersigned hereby makes each representation and warranty and covenant set forth in Section 4 of the Security Agreement (as supplemented by the attached supplemental schedules) to the same extent as each other Debtor.

    SECTION 5. OBLIGATIONS UNDER THE SECURITY AGREEMENT. The undersigned hereby agrees, as of the date first above written, to be bound as a Debtor by all of the terms and provisions of the Security Agreement to the same extent as each of the other Debtors. The undersigned further agrees, as of the date first above written, that each reference in the Security Agreement to an "Additional Debtor" or a "Debtor" shall also mean and be a reference to the undersigned.

    The terms of Sections 11.11, 11.12, 11.13 and 11.14 of the Security Agreement are hereby incorporated by reference.

        IN WITNESS WHEREOF, the undersigned has caused this Pledge Joinder to be duly executed and delivered by its duly authorized officer as of [mm/dd/yy].

                                       [NAME OF ADDITIONAL DEBTOR]


                                       By:_____________________________
                                          Name:
                                          Title: